Exhibit 99.1

CORPORATE NEWS

FOR IMMEDIATE RELEASE

CALMARE THERAPEUTICS INCORPORATED APPOINTS

STEPHEN J. D’AMATO, M.D., F.A.C.E.P. CHIEF MEDICAL OFFICER

Fairfield, CT – September 15, 2015 – Calmare Therapeutics Incorporated (OTCQB: CTTC) (CTI), the Calmare® pain mitigation company, has appointed Stephen J. D’Amato, M.D., F.A.C.E.P., chief medical officer (CMO) of Calmare Therapeutics.

As part of Dr. D’Amato’s duties and responsibilities as the Company’s chief medical officer and corporate executive, he will spearhead CTI’s Centers of Excellence initiative, which was discussed last year at the Company’s annual general meeting in New York City.

On being offered an executive position with CTI, Dr. D’Amato said, “I am very excited to be part of Calmare Therapeutics, and its on-going thrust to treat chronic pain sufferers with Calmare Pain Mitigation Therapy™ throughout the world. Over the years, I have become extremely comfortable treating patients with Calmare. I am convinced of the good it does by giving these patients their lives back; and, without the need for prescription drugs.

“I also feel that the Center of Excellence approach in establishing a greater network of pain treatment clinics may be the key to expanding Calmare’s reach. I look forward to the progress we can achieve over the next 15 months,” he concluded.

Dr. D’Amato will continue to treat patients from his private practices in Rhode Island and forthcoming facility in Southwest Florida. He will be available to all Calmare physicians and practitioners as a source of reference.

“We are very proud of bringing on Dr. D’Amato as our new CMO and permanent member of our executive team,” said Calmare Therapeutics President & CEO Conrad Mir. “His medical expertise, Calmare treatment acumen and hand’s-on and facility operating proficiency adds a critical facet to CTI.

About Stephen J. D’Amato, M.D., F.A.C.E.P.

Dr. D’Amato has been practicing medicine in Rhode Island for 35 years. Over the past six years, he has been the foremost Calmare® Pain Therapy Device practitioner with over 1000 patients treated in his medical practice. His efforts with Calmare have established new innovative ways of treating many different chronic pain diagnoses including Chemotherapy-induced Peripheral Neuropathy (CIPN), Complex Regional Pain Syndrome (CRPS), Failed Back Surgery Syndrome (FBSS) and Phantom Limb Pain Syndrome. Dr. D’Amato will oversee all medical treatment issues and research topics regarding Calmare, globally.

Prior to Calmare, he was the medical director and staff physician at North Providence Medical Services in North Providence, Rhode Island. During that time, he was a Clinical Assistant Professor of Emergency Medicine at the Boston University School of Medicine, Roger Williams Medical Center Campus in Providence, RI. He has been part of the medical staff of St. Joseph Hospital’s Fatima Unit and Medical Director of Mineral Spring Primary Care Associates, both in North Providence, RI.

Dr. D’Amato received his medical degree from the University of Padua – Italy in 1976. He is a licensed medical doctor in Rhode Island, Massachusetts and Florida. He attained Fellow status after his first board certification process in Emergency Medicine, and granted “lifelong status” after his third certification as a Fellow of the American College of Emergency Physicians (FACEP). He is also a managing partner of CALMARx Pain Relief, LLC, in West Warwick, RI.

About the Company

Calmare Therapeutics Incorporated, the Calmare Pain Mitigation Therapy™ company, researches, develops and commercializes its flagship medical device – the non-invasive and non-addictive Calmare® Pain Therapy device. The Company holds the U.S. Food & Drug Administration 510k clearance on its device, which grants it the exclusive right to sell, market, research and develop the medical device. Calmare devices are commercially sold to medical practices throughout the world. They are also found on U.S. military hospitals, clinics and installations via CTI’s General Services Administration (GSA) military contract (V797P-4300B).

Forward-Looking Statement

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

Contacts:

Calmare Therapeutics Incorporated	Catalyst Research Management	JV Public Relations
Conrad Mir	Marc Robins CFA	Janet Vasquez
President and CEO	President	Managing Director
cmir@calmaretherapeutics.com	marc@catalystresearch.com	jvasquez@jvprny.com
203.368.6044	503.445.2850	212.645.5498

www.calmaretherapeutics.com